As filed with the Securities and Exchange Commission on March 7, 2013

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Credit Acceptance Corporation
(Exact name of registrant as specified in its charter)

Michigan (State or Other Jurisdiction of Incorporation or Organization)	38-1999511 (I.R.S. Employer Identification No.)
______________

25505 West Twelve Mile Road
Southfield, Michigan
(Address of principal executive offices)

Credit Acceptance Corporation Incentive Compensation Plan
(Full title of the plan)
______________

Charles A. Pearce
Credit Acceptance Corporation
25505 West Twelve Mile Road
Southfield, Michigan
(248) 353-2700
(Name and address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ X ]	Non-accelerated filer [ ]	Smaller reporting company [ ]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)
Common stock, par value $0.01 per share	322,262 shares	$114.51	$36,902,221.62	$5,033.46
(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate amount of additional shares which may be issued if the anti-dilution and adjustment provisions of the Credit Acceptance Corporation Incentive Compensation Plan become operative.

(2)

Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act, based on the average high and low prices per share of common stock as reported on the The Nasdaq Global Market on March 4, 2013.

(3)

Calculated pursuant to Section 6(b) of the Securities Act by multiplying 0.0001364 by the proposed maximum aggregate offering price (as computed in accordance with Rule 457 under the Securities Act solely for the purpose of determining the registration fee of the securities registered hereby).

INCORPORATION OF CONTENTS OF PRIOR
REGISTRATION STATEMENT

The contents of registration statement No. 333-120756 are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The following documents previously filed by Credit Acceptance Corporation (the "Company") with the Commission are incorporated by reference into this registration statement:

(a)	the Company’s Annual Report on Form 10-K, for the fiscal year ended December 31, 2012, filed with the Commission on February 20, 2013; and

(b)
the description of the Company’s common stock, which is contained in the Company’s registration statement on Form 8-A filed with the Commission on May 12, 1992 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified, superseded or replaced for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies, supersedes or replaces such prior statement.  Any statement contained in this registration statement shall be deemed to be modified, superseded or replaced to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such prior statement.  Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this registration statement.

Item 4.    Description of Securities.

Not applicable.

Item 5.    Interests of Named Experts and Counsel.

The validity of the issuance of the shares of the Company’s common stock, $0.01 par value per share, offered hereby will be passed upon for the Company by Charles A. Pearce, Chief Legal Officer of the Company.  As of March 7, 2013, Mr. Pearce was the beneficial holder (directly and indirectly) of 12,000 shares of common stock.  Mr. Pearce also holds 4,000 unvested restricted stock units and is eligible to participate in the Credit Acceptance Corporation Incentive Compensation Plan.

Item 6.    Indemnification of Directors and Officers.

The Company is organized under the Michigan Business Corporation Act (the "MBCA") which, in general, empowers Michigan corporations to indemnify a person who is a party or threatened to be made a party to a threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys' fees, judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. The termination of an action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and, with respect to a criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

The MBCA also empowers Michigan corporations to provide similar indemnity to such a person for expenses, including attorneys' fees, and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, except in respect of any claim, issue, or matter in which the person has been found liable to the corporation, unless the court determines that the person is fairly and reasonably entitled to indemnification in view of all relevant circumstances, in which case indemnification is limited to reasonable expenses incurred.

The MBCA further requires the Company to indemnify officers and directors against actual and reasonable expenses, including attorneys’ fees, whose defense on the merits or otherwise has been successful.

As permitted by the MBCA, the Company’s Articles of Incorporation and bylaws generally limit the personal liability of the Company’s directors to the Company and its shareholders for breach of their fiduciary duty and require the Company to indemnify the Company’s directors and officers to the fullest extent permitted by the MBCA. Specifically, the Company’s Articles of Incorporation and bylaws require the Company to indemnify directors and officers against expenses (including actual and reasonable attorneys' fees), judgments, penalties, fines, excise taxes and settlements actually and reasonably incurred in connection with any threatened, pending or completed action or proceeding brought against a director or officer by reason of the fact that the person is or was a director or officer of the Company or, while serving as a director or officer, is or was serving at the request of the Company as a director, officer, member, partner, trustee, employee, fiduciary or agent of another enterprise to the maximum extent permitted by, and in accordance with the procedures and requirements specified in, the MBCA.  The Company’s Articles of Incorporation and bylaws also provide that indemnification is a contractual right between the Company and the officer or director, who may not be adversely affected by a repeal of the indemnification provisions of the Company’s bylaws.

The MBCA also permits a Michigan corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have power to indemnify him or her against liability.  The Company has obtained a policy of directors’ and officers’ liability insurance. The policy insures directors and officers against unindemnified losses from certain wrongful acts in their capacities as directors and officers and reimburses the Company for those losses for which the Company has lawfully indemnified the directors and officers.

Item 7.    Exemption from Registration Claimed.

Not applicable.

Item 8.    Exhibits.

Exhibit No.	Description

4.1	Articles of Incorporation, as amended July 1, 1997 (incorporated by reference to an exhibit to the Company's Form 10-Q for the quarterly period ended June 30, 1997)
4.2	Amended and Restated Bylaws of the Company, as amended, February 24, 2005 (incorporated by reference to an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004)
5.1	Opinion of Charles A. Pearce, Chief Legal Officer of Credit Acceptance Corporation*
23.1	Consent of Grant Thornton LLP*
23.2	Consent of Charles A. Pearce, Chief Legal Officer of Credit Acceptance Corporation (included in Exhibit 5.1)*
24.1	Power of Attorney (included on signature page)*
99.1
Credit Acceptance Corporation Amended and Restated Incentive Compensation Plan, as amended, March 26, 2012 (incorporated by reference to Annex A to the Company’s Definitive Proxy Statement on Schedule 14A, dated April 5, 2012)

* Filed herewith.

Item 9.    Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Credit Acceptance Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Southfield, State of Michigan, on March 7, 2013.

CREDIT ACCEPTANCE CORPORATION

By:	/s/ KENNETH S. BOOTH
Kenneth S. Booth
Chief Financial Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of Credit Acceptance Corporation, a Michigan corporation, hereby constitutes and appoints Brett A. Roberts and Kenneth S. Booth, and each of them individually, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, in his name and on his behalf, in any and all capacities, to sign this registration statement and any and all amendments thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things whatsoever that any said attorney-in-fact or agent may deem necessary or advisable to be done or performed in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, and hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or his or their substitute or substitutes, shall do or cause to be done by virtue of this power of attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on March 7, 2013:

Signature	Title

/s/ BRETT A. ROBERTS	Chief Executive Officer and Director
Brett A. Roberts	(Principal Executive Officer)

/s/ KENNETH S. BOOTH	Chief Financial Officer
Kenneth S. Booth	(Principal Financial Officer and Principal Accounting Officer)

/s/ DONALD A. FOSS	Chairman of the Board of Directors and Director
Donald A. Foss

/s/ GLENDA J. FLANAGAN	Director
Glenda J. Flanagan

/s/ THOMAS N. TRYFOROS	Director
Thomas N. Tryforos

/s/ SCOTT J. VASSALLUZZO	Director
Scott J. Vassalluzzo

EXHIBIT INDEX

Exhibit No.	Description

4.1	Articles of Incorporation, as amended July 1, 1997 (incorporated by reference to an exhibit to the Company's Form 10-Q for the quarterly period ended June 30, 1997)
4.2	Amended and Restated Bylaws of the Company, as amended, February 24, 2005 (incorporated by reference to an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004)
5.1	Opinion of Charles A. Pearce, Chief Legal Officer of Credit Acceptance Corporation*
23.1	Consent of Grant Thornton LLP*
23.2	Consent of Charles A. Pearce, Chief Legal Officer of Credit Acceptance Corporation (included in Exhibit 5.1)*
24.1	Power of Attorney (included on signature page)*
99.1
Credit Acceptance Corporation Amended and Restated Incentive Compensation Plan, as amended, March 26, 2012 (incorporated by reference to Annex A to the Company’s Definitive Proxy Statement on Schedule 14A, dated April 5, 2012)

* Filed herewith.